UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 30, 2012
(April 29, 2012)

PLX TECHNOLOGY, INC.
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(Exact Name of Registrant as Specified in its Charter)

DELAWARE
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(State or Other Jurisdiction of Incorporation)

    000-25699                                    94-3008334
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               (Commission File Number)    (I.R.S. Employer Identification No.)

870 W. Maude Avenue, Sunnyvale, California 94085
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(Address of Principal Executive Offices) (Zip Code)

(408) 774-9060
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(Registrant's telephone number, including area code)

Not Applicable
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(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[X]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01      Entry into a Material Definitive Agreement.

Merger Agreement

On April 30, 2012, Integrated Device Technology, Inc., a Delaware corporation (“IDT”), Pinewood Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of IDT (“Merger Sub”), Pinewood Merger Sub, LLC, a Delaware limited liability company and a wholly-owned subsidiary of IDT (“Merger LLC”) and PLX Technology, Inc., a Delaware corporation (“PLX”) entered into an Agreement and Plan of Merger (the “Merger Agreement”).  The Merger Agreement provides that, on and subject to the terms of the Merger Agreement, Merger Sub will commence an exchange offer (the “Offer”) to purchase all of the outstanding shares (the “Shares”) of PLX common stock, $0.001 par value, in exchange for consideration, per Share, comprised of  (i) $3.50 in cash plus (ii) 0.525 of a share of IDT common stock (the sum of (i) and (ii) being the “Offer Price”), without interest and less any applicable withholding taxes.

Consummation of the Offer is subject to various conditions set forth in the Merger Agreement, including, but not limited to (i) at least a majority of shares of PLX common stock then outstanding (calculated on a fully diluted basis) being tendered into the Offer, (ii) the expiration or termination of the applicable Hart-Scott-Rodino Act waiting period, (iii) the registration statement for IDT’s common stock issuable in connection with the Offer and Merger being declared effective by the Securities and Exchange Commission (the “SEC”) and the listing of such shares on Nasdaq and (iv) the absence of any Company Material Adverse Effect (as defined in the Merger Agreement) with respect to PLX’s business. The Offer is not subject to a financing condition.

The Offer will expire at midnight, New York time, on the later of (i) the 20th business day following and including the commencement date of the Offer and (ii) two business days following the end of the 30-day solicitation period (described below), unless extended in accordance with the terms of the Offer and the Merger Agreement and the applicable rules and regulations of the SEC.

Following consummation of the Offer, Merger Sub will merge with and into PLX with PLX surviving as a wholly-owned subsidiary of IDT (the “Merger,” and PLX after the merger, the “Surviving Corporation”). In the Merger, each outstanding Share that is not tendered and accepted pursuant to the Offer (other than the Shares held in the treasury of PLX and Shares as to which appraisal rights have been perfected in accordance with applicable law) will be cancelled and converted into the right to receive the Offer Price, on the terms and conditions set forth in the Merger Agreement.  Following consummation of the Merger and subject to certain conditions, including the receipt of opinion of counsel to PLX regarding tax-free reorganization, the Surviving Corporation will merge with and into Merger LLC with Merger LLC surviving as a wholly-owned subsidiary of IDT (the “Second Merger”). If the Second Merger occurs, the transaction is intended to qualify as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended.

The consummation of the Merger is subject to certain other conditions, including, if required under Delaware law, approval of the Merger Agreement by PLX stockholders.  PLX has granted Merger Sub an option to purchase additional shares of PLX common stock in order to enable Merger Sub to achieve ownership of 90% of the outstanding PLX common stock, which is exercisable by Merger Sub after it purchases shares in the Offer.  This would enable Merger Sub to merge into PLX pursuant to a “short-form” merger under the applicable provisions of Delaware law without a vote of PLX’s stockholders.

The Merger Agreement contains customary representations and warranties by IDT, Merger Sub, Merger LLC and PLX. The Merger Agreement also contains customary covenants and agreements, including with respect to the operations of the business of PLX and its subsidiaries between signing and closing, restrictions on the solicitation of proposals by PLX with respect to alternative transactions, governmental filings and approvals and other matters.

PLX has agreed to certain restrictions on its ability to solicit and respond to any other proposals to acquire PLX. Under the Merger Agreement, in general, PLX is permitted, under a “go-shop” provision, to solicit, provide information to, and engage in discussions with, third parties with respect to alternative acquisition proposals until 11:59 p.m. on May 30, 2012.  PLX may negotiate with parties that submit qualifying competing proposals during the initial solicitation period for a further period expiring at 11:59 p.m. on June 14, 2012. The Offer is required to remain open until two business days following the completion of the 30-day “go-shop” period.

The Merger Agreement contains certain termination rights by PLX and IDT including, with respect to PLX, in the event that the board of directors of PLX determines to accept a Superior Proposal (as defined in the Merger Agreement).  In connection with the termination of the Merger Agreement under specified circumstances, including with respect to the acceptance of a Superior Proposal by PLX, PLX will be required to pay Parent a termination fee of $13.20 million, which fee shall be $6.27 million with respect to the termination of the Merger Agreement in connection with a Superior Proposal prior to May 30, 2012 or if a transaction is entered into with a qualifying party who, prior to June 15, 2012, has made a qualifying proposal.

A copy of the Merger Agreement is attached hereto as Exhibit 2.1 and is incorporated herein by reference. The foregoing description of the Merger Agreement is qualified in its entirety by reference to the full text of the Merger Agreement.

IDT and PLX issued a joint press release on April 30, 2012 announcing the transactions contemplated by the Merger Agreement.  A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Tender and Support Agreement

Concurrently with entering into the Merger Agreement, the executive officers and directors of PLX entered into a Tender and Support Agreement with IDT (the “Tender and Support Agreement”) pursuant to which they agreed, among other things, to tender all of their Shares in the Offer and vote their Shares for the approval of the Merger, unless the Merger Agreement is terminated.  In aggregate, such persons own approximately 0.94% of the outstanding shares of PLX.  The foregoing description of the Tender and Support Agreement is qualified in its entirety by reference to the full text of the Tender and Support Agreement, a copy of which attached hereto as Exhibit 99.2 and is incorporated herein by reference.

Additional Information

The exchange offer described herein has not yet commenced.  This current report and the related exhibits are for informational purposes only and shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.  Any offer will only be made through a prospectus, which is part of a registration statement on Form S-4, as well as a Tender Offer Statement on Schedule TO, which will contain an offer to purchase, form of letter of transmittal and other documents relating to the exchange offer (collectively, the “Exchange Offer Materials”), each to be filed with the U.S. Securities and Exchange Commission (the “SEC”) by IDT.  In addition, PLX will file with the SEC a solicitation/recommendation statement on Schedule 14D-9 with respect to the exchange offer.  IDT and PLX expect to mail the Exchange Offer Materials, as well as the Schedule 14D-9, to PLX stockholders.  Investors and security holders are urged to carefully read these documents and the other documents relating to the transactions contemplated by the Merger Agreement when they become available because these documents will contain important information relating to the exchange offer and related transactions.  Investors and security holders may obtain a free copy of these documents after they have been filed with the SEC, and other annual, quarterly and special reports and other information filed with the SEC by IDT or PLX, at the SEC’s website at www.sec.gov.  In addition, such materials will be available from IDT or PLX, or by calling Innisfree M&A Incorporated, the information agent for the exchange offer, toll-free at (877) 456-3463 (banks and brokers may call collect at (212) 750-5833).

Neither IDT nor PLX is asking for stockholders to vote or soliciting proxies in connection with the exchange offer transaction at this time.  Upon consummation of the offer, IDT and PLX may seek votes or proxies in connection with the proposed back-end merger from holders of PLX shares not tendered in the offer.  IDT, PLX and their respective officers and directors therefore may be deemed to be participants in the solicitation of proxies from PLX's stockholders in connection with the proposed merger. A description of certain interests of the directors and executive officers of PLX is set forth in PLX's Form 10-K/A, Amendment No. 1, in Part III thereof, which was filed with the SEC on April 27, 2012. A description of certain interests of the directors and executive officers of IDT is set forth in IDT's proxy statement for its 2011 annual meeting, which was filed with the SEC on August 1, 2011.  To the extent holdings of either company's securities by their respective directors and certain officers have subsequently changed, such changes have been reflected on Forms 4 filed with the SEC.

Scope of Merger Agreement Summary

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is filed as Exhibit 2.1, and which is incorporated herein by reference. The Merger Agreement has been provided solely to inform investors of its terms. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of such agreement and as of specific dates, were made solely for the benefit of the parties to the Merger Agreement, and are intended not as statements of fact, but rather as a way of allocating risk to one of the parties if those statements prove to be inaccurate.  In addition, such representations, warranties and covenants may have been qualified by certain disclosures not reflected in the text of the Merger Agreement and may apply standards of materiality in a way that is different from what may be viewed as material by stockholders of, or other investors in, PLX. Investors are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of PLX, Parent, Purchaser or any of their respective subsidiaries or affiliates.

Item 3.02      Unregistered Sales of Equity Securities.

See Item 1.01 concerning the potential issuance of Shares without registration under the Securities Act of 1933, as amended, in connection with an option granted by PLX to Merger Sub to purchase additional shares of PLX common stock in order to enable Merger Sub to achieve ownership of 90% of the outstanding PLX common stock.  The Shares issued pursuant to the exercise of the option will be issued without registration under the Securities Act of 1933, as amended (the “Securities Act”), in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act.

Item 5.02      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 29, 2012, the Compensation Committee of the PLX Board of Directors approved the PLX Severance Plan for Executive Management (the “PLX Severance Plan”).  PLX had previously disclosed the PLX Severance Plan to Parent, and, under the Merger Agreement described in Item 1.01 of this report, the PLX Severance Plan will be an obligation binding on the successor to PLX in the Merger. The PLX Severance Plan is intended to secure the continued services, dedication, and objectivity of the executive officers and certain employees without concern as to whether the officers or employees might be hindered or distracted by personal uncertainties and risks in connection with a change of control of PLX.

A copy of the PLX Severance Plan is included as Exhibit 10.1 to this report, and all references in this item to the PLX Severance Plan are qualified by reference to the full copy of the plan included in that exhibit.

Benefits are payable to the executive officers under the PLX Severance Plan under “double trigger” conditions if:

•	there is a change in control of PLX (and the Offer and Merger described in Item 1.01 of this report, if completed, will be a change in control), and

•
within two years after the change in control (plus any applicable cure period), the participant’s employment is terminated (a) by the participant’s employer other than for cause, or (b) by the participant for good reason, as these various terms are defined in the PLX Severance Plan.

The benefits so payable consist of the following (in addition to amounts accrued but unpaid at the time of termination and payable by law or pursuant to applicable documents):

•
a single lump sum payment equal to (a) 100% of base salary (150% for the chief executive officer), plus (b) an amount equal to the prorated portion of the target variable cash compensation opportunity (“bonus”) for the annual performance period then in effect;

•	12 months of the participant’s medical, dental, and vision benefits (18 months for the chief executive officer);

•
24 months of accelerated vesting of equity awards that are assumed in connection with the change in control (also, 24 months for the chief executive officer); provided that awards not assumed in the change in control are entitled to 100% accelerated vesting if so provided in the applicable equity compensation plan.

Among other definitions, the PLX Severance Plan includes the following definitions:

•
“Company” means PLX Technology Inc., a Delaware corporation, and any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company, by operation of law, or otherwise.

•
“Cause” means (1) the willful and deliberate failure by a Participant to perform his or her duties and responsibilities (other than as a result of incapacity due to physical or mental illness) which is not remedied in a reasonable period of time after receipt of written notice from the Company specifying such failure, (2) willful misconduct by a Participant which is demonstrably and materially injurious to the business or reputation of the Company, or (3) a Participant’s conviction of, or plea of guilty or nolo contendere to, a felony or other crime involving moral turpitude.  The Company must notify such Participant that it believes “Cause” has occurred within ninety (90) days of its knowledge of the event or condition constituting Cause or such event or condition shall not constitute Cause hereunder.

•
“Good Reason” means the occurrence of any of the following which occurs during the Termination Period without the Participant’s express written consent: (i) material diminution in the Participant’s authority, duties or responsibilities, causing the Participant’s position to be of materially lesser rank or responsibility within the Company (including, without limitation, in the case of a Participant who reports directly to the Chief Executive Officer of the Company immediately prior to the Effective Date, if, after the Effective Date, the Participant no longer reports directly to the Chief Executive Officer of a public company); (ii) a material decrease in the Participant’s Base Salary or  (iii) the  relocation of the Participant’s principal location of work to a location that is in excess of 35 miles from such location immediately prior to the Effective Date.

o
A Participant’s Qualifying Termination shall not be considered to be for Good Reason unless (A) within ninety (90) days after the initial existence of the applicable event or condition that is purported to give rise to a basis for termination for Good Reason, the Participant provides written notice of the existence of such event or condition to the Company, (B) such event or condition is not cured within thirty (30) days after the date of the written notice from the Participant to the Company, and (C) the Participant terminates employment no later than thirty (30) days after the expiration of the applicable cure period.

Benefits are subject to withholding and other potential requirements of applicable income tax law.  Participants are not entitled to any tax “gross up” in respect of excise taxes, if any, that might arise under the “golden parachute” sections of the federal income tax law, and may be subject to a reduction in benefits if any such excise tax were applicable and the reduced benefit would maximize the after-tax payment to the participant.

Item 8.01      Other Events.

PLX is also filing with this report additional communications indicated in the exhibit list below.

Item 9.01      Financial Statements and Exhibits

(d) Exhibits.

The following exhibit is being filed with this Current Report on Form 8-K:

Exhibit Number       Description
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2.1
Agreement and Plan of Merger, dated as of April 30, 2012, between Integrated Device Technology, Inc., Pinewood Acquisition Corp., Pinewood Merger Sub, LLC and PLX Technology, Inc.  Except as filed herewith, the exhibits and schedules to the agreement, as set forth in the agreement, have not been filed herewith pursuant to Item 601(b)(2) of Regulation S-K.  PLX agrees to furnish supplementally a copy of any omitted exhibit or schedule to the Securities and Exchange Commission upon request.

10.1	PLX Severance Plan for Executive Management.

99.1	Joint press release, April 30, 2012.

99.2	Tender and Support Agreement, dated as of April 30, 2012, between Integrated Device Technology, Inc., Pinewood Acquisition Corp. and the stockholders of PLX Technology, Inc. party thereto.

99.3	Letter to customers, sales partners and suppliers.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLX TECHNOLOGY, INC.
(the Registrant)

By:    /s/ ARTHUR WHIPPLE
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        Arthur Whipple
        Chief Financial Officer

Dated:  April 30, 2012

EXHIBIT INDEX

Exhibit Number       Description
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2.1
Agreement and Plan of Merger, dated as of April 30, 2012, between Integrated Device Technology, Inc., Pinewood Acquisition Corp., Pinewood Merger Sub, LLC and PLX Technology, Inc.  Except as filed herewith, the exhibits and schedules to the agreement, as set forth in the agreement, have not been filed herewith pursuant to Item 601(b)(2) of Regulation S-K.  PLX agrees to furnish supplementally a copy of any omitted exhibit or schedule to the Securities and Exchange Commission upon request.

10.1	PLX Severance Plan for Executive Management.

99.1	Joint press release, April 30, 2012.

99.2	Tender and Support Agreement, dated as of April 30, 2012, between Integrated Device Technology, Inc., Pinewood Acquisition Corp. and the stockholders of PLX Technology, Inc. party thereto.

99.3	Letter to customers, sales partners and suppliers